MINING LEASE AGREEMENT

between

Gold Range Company LLC and Duke Mountain Resources, Inc.

TABLE OF CONTENTS

RECITALS

1

1.

Definitions.

1

2. Relationship of the Parties.

3

3. Grant of Exploration Privilege and Lease.

4

4.

Term.

5

5.  Advance Royalty Payments.

5

6. Patents.

7

7.

Compliance With The Law.

7

8.   Mining Practices; Inspection of Data.

7

9.

Production Records.

8

10. Consolidation of Operations.

8

11. Stockpiling; Waste.

9

12. Mixing.

9

13. Treatment.

9

14. Scope of Agreement.

10

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Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

15. Assessment Work; Patent Application; Amendment of Mining Laws.

10

16. Liens and Notices of Non-Responsibility.

11

17. Taxes.

12

18. Indemnity.

13

19. Inspection.

13

20. Title Information and Data.

13

21. Representation of Title.

13

22. Remedies for Defects in Title.

14

23. Amendment and Relocation of Claims.

15

24. Covenants, Warranties and Representations.

15

25. LESSOR’s Covenants, Representations and Warranties.

15

26. Termination

16

27. Partial Surrender of Mining Claims.

17

28. Entry After Termination.

17

29. Data.

17

30. Confidentiality.

18

31. Force Majeure.

18

32. Disputes not to Interrupt Operations.

18

33. Memorandum of Agreement.

19

34. Notices.

19

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35. Binding Effect of Obligations.

19

36. Whole Agreement.

19

37. Governing Law.

20

38. Multiple Counterparts.

20

39. Other Interests.

20

40. Severability.

20

41. Assignment.

20

SIGNATURES

21

NOTARY

22

Exhibit A

23

Tonya Group Claim Map & Area of Influence

23

Exhibit B

24

Claims BLM & County Filings

24

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Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

LEASE OF MINING PROPERTY
(Tonya Property)

This Mining Lease Agreement ("Agreement") is made and entered into this 22th day of  November  2011(the “EFFECTIVE DATE”), by and among Gold Range Company LLC, a Nevada limited liability company (“LESSOR”), and Duke Mountain Resources, Inc. who’s address is 6805 Sundance Trail, Riverside, CA 92506 a company incorporated and subsisting under the laws of Nevada, domiciled in Nevada and licensed to conduct business in the State of Nevada (“LESSEE”).

RECITALS

A.

LESSOR is the owner of those patented or unpatented mining claims situated in Pershing County, Nevada, more particularly described in Schedule I hereto.

B.

This Lease will set forth all the terms and conditions under which the LESSOR grants LESSEE a lease on the Property for the purpose and term hereinafter provided and supersedes all other agreements by and between LESSOR and LESSEE.

In consideration of the covenants and agreements hereinafter set forth, the parties agree as follows:

1.

Definitions.

The following defined terms, wherever used in this Agreement, shall have the meanings described below:

1.1 “Area of Influence” (AOI) means that area, external to and surrounding the boundaries of the Property as shown in “Exhibit A” attached hereto.

1.2 “LESSEE” means Duke Mountain Resources Inc., a company duly incorporated and existing under the laws of Nevada, registered and licensed to conduct business in the State of Nevada and its successors, heirs, and assigns.

1.3 "Closing Date" means the date on which the Closing occurs.

1.4"Effective Date" means the date first entered hereinabove.

1.5 "Lease Year" means each one (1) year period following the Effective Date.

1.6 "London P.M. Fix Price" means, on any day, the sales price per fine troy ounce of gold collectively fixed by the London bullion houses in the afternoon (London time) of such day.

1.7 "Minerals" means gold, silver, platinum, antimony, mercury, copper, lead, zinc, tungsten, molybdenum, and all other mineral elements and mineral compounds

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

together with but not limited to dimension stone, sand, gravel and other aggregates, which are contemplated to exist on the Property or which are after the Effective Date discovered on the Property and which can be extracted, mined or processed by any method presently known or developed or invented after the Effective Date.

1.8 "Minimum Payments" means the payments payable by LESSEE to LESSOR in accordance with Section 5.

1.9 "Net Smelter Returns" means for any period the amount of monies paid to and received by LESSEE from any purchaser, smelter or refinery of Product as described in the net smelter return statement or any similar settlement sheet or document delivered by such purchaser, smelter or refinery as of the date of the statement, less only the following:

1.9.1 Reasonable and customary handling, weighing, sampling, assaying and marketing costs, custom smelting and retorting costs, treatment costs, charges and penalties, including, but without being limited to, metal losses, penalties for impurities and charges for refining and selling the Product, representation charges and referee's fees;

1.9.2 Costs of transportation of Product (including insurance costs) from the concentrator to a smelter, refiner, mint or other purchaser; and,

To the extent that LESSEE sells any Product to a company controlled by it or retains any Product for its own benefit, it shall give notice accordingly to LESSOR and shall be deemed to have received the fair market value of the Product as of the date of the sale or retention, such market value to be calculated using the London P.M. Fix Price or, if other than precious metals, a mutually agreeable price index.  In determining the production royalty payable with respect to any such Product, LESSEE shall make appropriate deductions as provided above.

1.10 "Ore" means material from the Property, the nature and composition of which, in the sole judgment of LESSEE, justifies either:  (1) mining or removing from the Property during the term of this Agreement, and shipping and selling the same, or delivering the same, to a processing plant for physical or chemical treatment; or (2) treatment, including leaching, on the Property during the term of this Agreement.

1.11 "Product" means the following:

1.11.1 All Minerals and Ores mined or removed from the Property during the term of this Agreement and shipped and sold by LESSEE before treatment; and,

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

1.11.2 All concentrates, precipitates, leach solutions, doré, bullion and mill products produced by or for LESSEE from Minerals and Ores mined from the Property and sold by LESSEE or from Minerals and Ores leached or treated on the Property and sold by LESSEE during the term of this Agreement.

1.12 "Property" means the lands and mining claims described in Exhibit A of this Agreement and all of LESSOR's right, title, in and to all Minerals and mineral rights contained thereon or therein including all extra lateral rights together with all other claims as may be acquired by LESSEE within the AOI.

1.13 "Royalty" means the Net Smelter Returns production royalty payable to LESSOR in accordance with Section 5.

1.14 "Waste" means earth, rock or material mined or removed from the Property during the term of this Agreement, but which is not Ore.

1.15

“Anniversary Date” means the date 1 (one) year after the date of this Agreement first entered hereinabove and identified as the Effective Date, and all dates which fall on that same day of any subsequent year.

1.16

“Exploration Costs” means direct costs related to activities in connection with ascertaining the existence, location, quantity, quality or commercial value of deposits of valuable minerals on or with respect to the Property.

2. Relationship of the Parties.

2.1 Notwithstanding the following subsections, LESSOR agrees to provide, within the first 180 days of this Agreement, LESSEE or LESSEE’s duly appointed representative the following assistance:

1.

Site meeting at the Property.

2.

Recommendations for a Project work program and schedule.

3.

Contacting the owner of the surface rights.

4.

Procedures and dates for BLM and County annual filings.

5.

Locating and filing additional unpatented mining claims on the “South Tonya” area.

2.2 Limitation.  LESSEE may explore, conduct geological, geochemical and geophysical investigations, sample, drill or otherwise explore for, in the manner and to the extent that LESSEE, in its sole discretion, deems advisable.  Only the express duties and obligations described in this Agreement are binding upon LESSEE, and, except as expressly provided in this Agreement, LESSEE shall have no duties or obligations, implied or otherwise, to explore for, develop or mine Minerals or Ores from the Property, it being agreed that LESSEE’s Minimum

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

Payments are in lieu of any implied duties or obligations.

2.3 No Partnership.  This Agreement shall not be deemed to constitute any party, in its capacity as such, the partner, agent or legal representative of any other party, or to create any partnership, mining partnership or other partnership relationship, or fiduciary relationship between them, for any purpose.

2.4 Competition.  Except as expressly provided in this Agreement, each party shall have the free and unrestricted right independently to engage in and receive the full benefits of any and all business endeavors of any sort whatsoever outside the Property or outside the scope of this Agreement whether or not competitive with the endeavors contemplated under this Agreement without consultation with or participation of the other party.  In particular, without limiting the foregoing, neither party to this Agreement shall have any obligation to the other as to any opportunity to acquire any interest, money, property or right offered to it outside the scope of this Agreement.

3. Grant of Exploration Privilege and Lease.

3.1 Grant of Exploration Privilege.  LESSOR grants to LESSEE the exclusive right and privilege to enter on the Property for the purposes of exploration and prospecting for any and all Minerals, mineral substances, metals, ore-bearing materials and rocks of every kind, including the right of ingress and egress for personnel, machinery, equipment, supplies and products and the right to use so much of the surface and water located thereon as may be reasonably needed for such purposes.

3.2 Lease.  LESSOR leases exclusively to LESSEE the Property for the purposes of development, mining, production, removal and sale of all Minerals, mineral substances, metals, Ores, ore-bearing materials and rocks of every kind.

3.3 Area of Influence.  LESSEE grants to LESSOR an Area of Influence as defined in Section 1.1 herein, and such that any claims acquired, subsequent to the effective date of this Agreement, by LESSEE, its parent, subsidiary, or any related party or company, within the Area of Influence, except those acquired from third parties, shall be acquired in the name of and inure to the benefit of the LESSOR and be subject to all of the terms and conditions of this agreement, including but not limited to Section 5, below.

3.4 Uses.  LESSEE is granted the right to use the Property including, but without being limited to, the full right, authority and privilege of placing and using excavations, open pit mines, injection and production wells, openings, shafts, ditches and drains, and of constructing, erecting, maintaining, using and, at its election, removing any and all buildings, structures, plants, roadways, pumps, pipelines, electrical power lines and facilities, stockpiles, waste piles, heap leach pads, tailings ponds and facilities, settling ponds, and all other improvements, property and fixtures for mining, removing, beneficiating, concentrating, smelting,

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

extracting, leaching (in place or otherwise), refining and shipping of Ores, Minerals or Product, or for any incidental activities, whether presently contemplated or known to be used in the mining, extraction, production or processing of Minerals, water or geothermal resources, or energy resources, or to any of the rights or privileges of LESSEE under this Agreement. LESSEE is further granted the right, to the extent LESSOR lawfully may grant the right, to divert streams, to remove lateral and subjacent supports, to use, cave, subside, consume, or destroy the surface or any part of it, to deposit earth, rocks, waste, lean Ore and materials on any part of the Property, to leach the same, and to commit waste.

3.5 Water Rights.  LESSOR leases to LESSEE all of LESSOR’s water rights if any, appurtenant to the Property.  Upon termination of this Agreement, Gold Range may elect to have all water rights acquired by LESSEE during the term of this Agreement for the benefit of and use on the Property, assigned to Gold Range. Subject to the regulations of the State of Nevada concerning the appropriation and taking of water, LESSEE shall have the right to appropriate and use water, to drill wells for the water on the Property and to lay and maintain all necessary water lines as may be required by LESSEE in its operations on the Property.

4.

Term.

The term of this Agreement shall be from the Anniversary Date for ten (10) years unless terminated or canceled as provided in this Agreement, and may be renewed so long thereafter as exploration and / or mining activities are ongoing, and all other terms and conditions of this Agreement are met.

5.  Advance Royalty Payments.

5.1      LESSEE will pay to LESSOR, in US Dollars,  advance royalty payments according to the following schedule.

 (a) The sum or $20,000 upon execution of this Agreement

     On or before each of the following;

First Anniversary of this Agreement

$2,500

Second Anniversary

$5,000

Third  Anniversary

$5,000

Fourth Anniversary

$10,000

Fifth Anniversary

$50,000

Sixth Anniversary and on each

Anniversary thereafter

$100,000

5.2 Production Royalty.    Payments of the Royalty shall be determined at the end of each calendar quarter after the property has been placed into commercial production. The

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

Royalty shall be determined quarterly on the basis such that payments will  be determined as of and payable within thirty (30) days after the last day of each  calendar quarter during which LESSEE receives any Net Smelter Returns. LESSEE shall have no obligation to account to LESSOR, and LESSOR shall have no interest or right of participation in, any profits or proceeds of futures contracts, forward sales, hedging or other similar marketing mechanisms used by LESSEE or any of its affiliates concerning any Minerals, Ores or Product.   LESSEE shall have no obligation to LESSOR to complete or perform any futures contracts, forward sales, hedging or any other marketing agreement which LESSEE or any of its affiliates may hold concerning Minerals, Ores or Product.  The Royalty percentage rate shall be five  percent (5%) of the Net Smelter Returns (“NSR”).  LESSOR shall have the right to be paid the Royalty in kind by credit to the LESSOR’s metals account at the refiner or smelter to which LESSEE sells its production of Product from the Property. Before crediting the Royalty to LESSOR’s metals account, LESSEE shall deduct the advance Minimum Payments credited to the Royalty as provided in Section 5.1.a and LESSOR’s share of allowable deductions as provided in Section 1.9.  Credit for Minimum Payments shall be determined by using the metal prices used to calculate and determine the Net Smelter Returns.

5.3 Method of Payment.  Except for the payment due on the Effective Date, all   payments made by LESSEE to LESSOR shall be paid by check delivered to LESSOR’s address for notice purposes.  LESSEE shall be obligated to deliver only a single check or payment, and LESSEE shall have no responsibility for disbursement or distribution of any payment after receipt by the described payee.  If LESSOR constitutes two or more parties, such parties shall designate a single agent or  depository for payment of all payments to be made by LESSEE under this Agreement.  At the time of making such payment, LESSEE shall deliver to LESSOR a statement showing the amount of production royalty due and the manner in which it was determined and shall submit to LESSOR data reasonably necessary to enable LESSOR to verify the determination.

5.4  Payments Credits.  The Minimum Payments paid by LESSEE to LESSOR for the previous five years shall be credited cumulatively to LESSEE’s account and against LESSEE’s Royalty payment obligations.

5.5

Audit.  At LESSOR’s expense, LESSOR or its authorized agents shall have a right to audit and inspect LESSEE's accounts and records used in calculating production royalty payments, which right may be exercised as to each payment at any reasonable time during a period of two (2) years from the date on which the payment was made by LESSEE.  If no such audit is performed during such period, such accounts, records and payments shall be conclusively deemed to be true, accurate and correct.

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

6. Patents.

Any and all patents issued, or rights acquired, including but not limited to mineral claims and water rights, shall be so issued or acquired in the name of LESSOR to the extent possible, and when not practical or feasible shall, at LESSOR’s election, inure to and be transferred to LESSOR upon termination of the agreement. LESSEE shall endeavor to secure, land patent to those mining claims, or apply for patent to those claims as may be reasonably prudent, the cost of which shall be borne by LESSEE .

7.

Compliance With The Law.

All exploration and development work performed by LESSEE during the term of this Agreement shall conform with the applicable laws and regulations of the state in which the Property is situated and the United States of America.  LESSEE shall be fully responsible for compliance with all applicable Federal, state and local reclamation statutes, regulations and ordinances relating to such work, all at LESSEE's cost, and LESSEE shall indemnify and hold harmless LESSOR from any and all claims, assessments, fines and actions arising from LESSEE’s failure to perform the foregoing obligations.  LESSOR agrees to cooperate with LESSEE in LESSEE’s application for governmental licenses, permits and approvals, the costs of which shall be borne by LESSEE .

8.   Mining Practices; Inspection of Data.

8.1 Mining Practices.  LESSEE shall work the Property in a good and miner-like fashion.

8.2 Inspection of Data.  During the term of this Agreement and at LESSOR’s expense, LESSOR shall have the right to examine all interpretive and non-interpretive data regarding the Property in LESSEE’s possession during reasonable business hours and upon prior notice, provided, however, that the rights of LESSOR to examine such data shall be exercised in a manner such that such inspection does not unreasonably delay, hinder or interfere with the operations of LESSEE .

8.3 Measurements; Analysis.  LESSEE shall measure Ore and grade and take and analyze samples in accordance with mining industry practices, and shall keep accurate records as a basis for computing the production royalty payments.  These records, shall be available for inspection by LESSOR, at LESSOR’s expense, at reasonable times subject to the provisions of this Agreement regarding accounts, inspection, records and payments.

8.4 Ownership of Cores, samples, rejects, pulps and data.

LESSEE recognizes and agrees that all samples, cores, sample rejects, pulps and all data relating to the property are and form a part of the property, and are thereby the property of LESSOR.  This agreement constructs a possessory right on behalf of the LESSEE to hold, use and consume so much of that property as it deems necessary, advantageous or desirable, provided however that under no circumstance will LESSEE dispose of or discard such cores, sample rejects, pulps or data relating to the property without first obtaining written consent from Gold

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

Range.  Upon Termination of this Agreement  pursuant to Section 26, or sooner if LESSEE desires, LESSEE may dispose of or discard such samples, cores, sample rejects, pulps or data after first obtaining Gold Ranges written consent for such disposal or discarding.  If Gold Range elects to take possession of said cores, sample rejects, pulps or data, LESSEE to  will deliver to Gold Range at an address within the Reno – Carson City Area, or other location which is not more distant from the Property, all cores, sample rejects, pulps or data relating to the property, all such cores, sample rejects, pulps or data will be preserved in good and safe manner to protect the integrity of the samples, cores, sample rejects, pulps and data in compliance with modern standards.

9.

Production Records.

LESSEE shall keep accurate records of the sale or shipment of Product from the Property, and these records shall be available for inspection by LESSOR, at LESSOR’s expense, at reasonable times subject to the provisions of this Agreement regarding accounts, records and payments.

10. Consolidation of Operations.

10.1 Cross Mining.  LESSEE is granted the right to mine and remove Ore, Minerals, Product and materials from the Property through or by means of shafts, openings or pits which may be in or upon adjoining or nearby lands owned or controlled by LESSEE .  LESSEE may use the Property and any shafts, openings and pits on the Property for the mining, removal, treatment and transportation of ores and materials from adjoining or nearby lands, or for any purpose connected with such activities.  LESSEE shall have the right to treat or process, in any manner (including in situ or solution mining), any Ore, Minerals, material and products mined or produced from the Property and from other lands.  Such treatment may be conducted wholly or in part at facilities established or maintained on the Property or on other lands.  The tailings and residue from such treatment shall be deemed Waste and may be deposited on the Property or on other lands and LESSEE shall have no obligation to remove such Waste from the Property nor to return to the Property Waste resulting from the processing of Ores or materials from the Property.  LESSEE will ensure that any owner of another property upon which waste or tailings or other products resulting from the processing of those Ores from the Property will recognize LESSOR’s right to receive its respective Royalty as specified herein upon valuable minerals contained in, but not recovered from such waste for which it has not been paid its respective Royalty, and that further LESSOR will have the right to process, reprocess or otherwise treat such waste or tailings to recover said valuable minerals at its discretion.

10.2 Unitization.  LESSEE’s operations on the Property and its operations on other lands may be conducted upon the Property and upon any and all such other lands as a single mining operation, to the same extent as if all such properties constituted a

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

single tract of land.

11. Stockpiling; Waste.

11.1 Stockpiling.  LESSEE shall have the right to stockpile on the Property or on other lands any Ore, Minerals, materials or Waste mined or produced from the Property at such place or places as LESSEE may elect, without the obligation to remove them from where stockpiled or to return them to the Property.  The stockpiling of Ore or materials from the Property on other lands shall be deemed a removal or shipment requiring payment in respect of LESSOR’s interest.  LESSEE shall have the right to stockpile on the Property any ore, materials or waste mined or produced by LESSEE from other lands without obligation to remove the same at any time.  LESSOR agrees to recognize the rights and interests of others, and LESSEE agrees to secure agreements from others to recognize LESSOR’s rights and interests in such other ores, materials and waste stockpiled on the Property and to permit the removal by LESSEE of such other ores, materials and wastes.  Upon, or prior to termination suitable ownership documentation and agreements documenting ownership of any and all stockpiled ores or waste will be secured by LESSEE and delivered to LESSOR.

11.2 Waste.  Waste, overburden, surface stripping and other materials from the Property may be deposited on or off the Property.  Nothing in this Section shall limit the provisions of this Agreement concerning stockpiling Product on or off the Property.

12. Mixing.

LESSEE shall have the right to commingle Ore from the Property or from other properties, solong as LESSEE first samples and measures Ore and grade and necessary characteristics thereof, and take and analyze samples in accordance with mining industry best practices, and keeps accurate records as a basis for computing the respective costs, recovery, Production, production royalty payments, and penalties as may be the case, and to provide LESSOR with true, accurate and complete records for all such comingling, mixing and cross mining as LESSEE may conduct.

13. Treatment.

LESSEE shall have the right, but shall not be required, to beneficiate, concentrate, smelt, refine, leach and otherwise treat, in any manner, any Ore, Product and materials mined or produced from the Property and from other lands.  Such treatment may be conducted wholly or in part at a plant or plants established or maintained on the Property or on other lands.  The tailings and residue from such treatment may be deposited on the Property or on other lands.  Upon termination of this agreement and return of the Property to LESSOR, pursuant to the terms and conditions herein, LESSOR will retain his full rights in and to all valuable minerals known to, or in the future found to be contained in such tailings together with, but not limited to the right to reprocess such tailings, and / or receive production Royalties for the sale and / or production of such valuable minerals.

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

14. Scope of Agreement.

This Agreement shall extend to and include the lands, which comprise the Property on the Effective Date as identified in Exhibit A together with any lands acquired by LESSEE within the Area of Influence, pursuant to this Agreement, and as defined in Section 1.1 herein.

15. Assessment Work; Patent Application; Amendment of Mining Laws.

15.1 Assessment Work.  Beginning with the annual assessment period ending on August 31, following the effective date of this Agreement, and for each annual assessment work year thereafter, during the term of this Agreement, LESSEE shall pay all applicable Claim Maintenance Fees, Filing Fees, Recording Fees, and other fees as may be applicable, and do or cause to be done all other acts to maintain and protect the title of the Property.  Provided, that if LESSEE elects to terminate this Agreement or surrender any of the unpatented mining claims part of the Property before May 1 of any year, it shall have no further obligation to perform annual assessment work nor to prepare, record and/or file evidence of the same with respect to that year for all of the unpatented mining claims or the surrendered unpatented mining claims, as the case may be.  LESSEE shall timely and properly pay all appropriate Federal, state and local annual mining claim maintenance or rental fees, and shall execute and record or file, as applicable, proof of such payment and of LESSOR’s intention to hold the Property.  In all cases LESSEE will make such payments and execute such recordings and filings, no later than June 1 of each year.  LESSEE will further provide LESSOR with proof of such payments, recordings and filings on or before July 1 of each respective year.  Provided that if LESSEE elects to terminate this Agreement or surrender any of the unpatented mining claims part of the Property before May 1 of any year, it shall have no further obligation to pay the fees and record or file proof of payment of the fees with respect to that year for all of the unpatented mining claims or the surrendered unpatented mining claims, as the case may be.

15.2 Patent Application.  LESSEE may, at its expense, seek to patent, in LESSOR’s name, any or all of the unpatented mining claims constituting part of the Property.  LESSOR pledges full cooperation to LESSEE in executing any documents necessary to accomplish patenting if so desired by LESSEE .  If LESSEE begins patent proceedings and LESSEE desires to discontinue them, or if this Agreement is terminated while patent proceedings are pending, LESSEE shall have no further obligation with respect to the patent proceedings, except to pay any unpaid expenses accrued in such proceedings before its request to discontinue, or before termination, whichever occurs first.  If the patent application results in cancellation of any unpatented claims, under no circumstances shall LESSEE be liable for any claims, losses or damages resulting from such cancellation. All patents shall be part of the Property and the parties will promptly after issuance of each patent execute and deliver an addendum to this Agreement and a memorandum of this Agreement to such effect.

15.3 Amendment of Mining Laws.  The parties acknowledge that legislation for the

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

amendment or repeal of the mining laws of the United States applicable to the Property have been, and may be, considered by the United States Congress and the United States Senate.  The parties desire to insure that any and all interests of the parties in the lands subject to the unpatented mining claims which comprise all or part of the Property, including any rights or interests acquired in such lands under the mining laws as amended, repealed or superseded, shall be part of the Property and shall be subject to the Agreement.  If the mining laws applicable to the unpatented mining claims subject to this Agreement are amended, repealed or superseded, the termination or conversion of LESSOR’s interest in the Property pursuant to such amendment, repeal or supersession of the mining laws, and other than as a result of any act or omission of LESSOR, shall not be considered a deficiency or defect in LESSOR’s title in the Property, and LESSEE shall have no right or claim against LESSOR resulting from the conversion, diminution, or loss of LESSOR’s interest in and to the Property except as expressly provided in this Agreement.

If pursuant to any amendment or suppression of the mining laws LESSOR is granted the right to convert his interest in the unpatented mining claims comprising the Property to a permit, license, lease, or other right or interest, LESSEE may, in LESSEE’s discretion, elect to exercise such right of conversion in LESSOR’s name.  If LESSEE so elects, LESSOR shall promptly execute and deliver any and all instruments necessary or convenient to LESSEE for election of the right of conversion, and appoints LESSEE his lawful attorney in fact with respect to such conversion.  LESSEE shall bear the cost of the application for such conversion, however, LESSEE shall during the term of this Agreement pay to the United States all periodic payments required to preserve or maintain such converted interests, including, without limitation, permit, license, lease, production royalties, holding fees, or other periodic payments.  All converted interests or rights shall be deemed to be part of the Property subject to this Agreement.  Upon the grant or issuance of such converted interests or rights, the parties shall execute and deliver an addendum to this Agreement, in recordable form, by which such converted interests or rights are made subject to this Agreement.  Nothing herein shall be deemed to prevent LESSOR from pursuing such right or conversion at his own election and expense, provided however that should LESSEE desire to maintain this Agreement, LESSEE shall reimburse LESSOR for all reasonable and customary expenses and fees plus applicable interest and penalties which may accrue, such interest to paid be at a rate of LIBOR (London Interbank Offered Rate) +5%.

If under applicable Federal or state laws and regulations the owner of an unpatented mining claim is obligated to modify, repair or replace mining claim monuments (including discovery, corner and side center monuments) of any particular type, during the term of this Agreement LESSEE will modify, repair or replace the claim monuments for the unpatented mining claims which constitute all or part of the Property.

16. Liens and Notices of Non-Responsibility.

LESSEE agrees to keep the Property at all times free and clear of all liens, charges and encumbrances of any and every nature and description done, made or caused by them, and to pay all indebtedness and liabilities incurred by or for them which may or might become

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

a lien, charge or encumbrance against the Property before such indebtedness and liabilities shall become a lien, charge or encumbrance; except that LESSEE need not discharge or release any such lien, charge or encumbrance so long as LESSEE actively defends, disputes or contests the lien, claim or encumbrance.  The parties agree that LESSOR shall be informed immediately of the execution of this Agreement by LESSEE and that LESSEE will properly and timely record a Memorandum of Lease and a Notice of Non-Responsibility in favor of the LESSOR with the office of the county recorder of the county in which the Property is located.

17. Taxes.

17.1 Real Property Taxes.  LESSOR shall pay any and all taxes assessed against the Property before execution of this Agreement.  LESSEE shall pay promptly before delinquency all taxes and assessments, general, special, ordinary and extraordinary, that may be levied or assessed during the term of this Agreement and on the Property then remaining subject to this Agreement, except those which are assessed or imposed against or levied on LESSOR’s share of production of Minerals, Ores or Product or any payments to LESSOR under this Agreement.  All taxes which LESSEE is obligated to pay for the year in which this Agreement is executed and for the year in which this Agreement terminates shall be prorated between LESSOR and LESSEE , except that neither LESSOR nor LESSEE shall be responsible for the payment of any taxes which are based upon income, proceeds, production or revenues from the Property assessed solely to the other party or as a result of the other parties activities.  LESSEE always shall have the right to contest, in the courts or otherwise, in its own name or in the name of LESSOR, the validity or amount of any such taxes or assessments, if it deems the same unlawful, unjust, unequal or excessive, or to take such other steps or proceedings as it may deem necessary to secure a cancellation, reduction, readjustment or equalization thereof, before it shall be required to pay the same.  LESSEE shall upon request furnish to LESSOR copies of receipts or proof of payment for all such taxes and assessments when paid.

17.2 Personal Property Taxes.  Each party shall pay all taxes assessed against such party's personal property, improvements or structures placed or used on the Property.

17.3 Income Taxes.  LESSEE shall not be liable for any taxes levied on or measured by income or proceeds, or other taxes applicable to LESSOR, based upon payments under this Agreement. LESSEE shall be responsible, and pay all net proceeds of mines taxes and severance taxes assessed against LESSEE’s production of Minerals, Ores or Product from the Property.  LESSEE shall be liable for, and pay in a timely manner, all taxes of any nature levied against or measured by income, proceeds, or other taxes of any kind and nature related to LESSEE’s possession of and use of the Property during the term of this agreement.

17.4 Delivery of Tax Notices.  If LESSOR receives tax bills or claims which are LESSEE's responsibility, LESSOR shall promptly forward them to LESSEE for appropriate action. LESSOR agrees to indemnify and save harmless LESSEE from all of the interests, penalties, charges, expense or liabilities that may be incurred by LESSEE from time to time as a result of LESSOR’s failure to

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

promptly forward tax bills or claims to LESSEE .

18. Indemnity.

LESSEE shall defend, indemnify and save harmless LESSOR, his successors and assigns, of and from any and all liability whatsoever for any claims, actions or damages, including court costs and attorney's fees, in any way arising from or relating to LESSEE’s occupation, and use of the Property, or its operations on or in the Property after the Effective Date.  LESSOR shall defend, indemnify and save harmless LESSEE , its successors and assigns, of and from any and all liability whatsoever for any claims, actions or damages, including court costs and attorney's fees, in anyway arising from or relating to LESSOR’s occupation, ownership and use of the Property, or his operations on or in the Property, in either case before the Effective Date.  The parties' defense, indemnification and hold harmless obligations shall extend to and include, but not be limited to, any and all claims, actions or damages arising from or relating to Federal, state or local laws, regulations or ordinances concerning the preservation of the environment or reclamation of the Property, including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, and shall survive termination of this Agreement.

19. Inspection.

At LESSOR’s expense and on LESSOR’s advance request and notice to LESSEE , LESSOR or LESSOR’s duly authorized representatives shall be permitted to enter on the Property and LESSEE’s workings at reasonable times, within 24 hours of such request and notice, for the purpose of inspection, but they shall enter on the Property at their own risk and in such a manner as not to unreasonably delay, hinder, or interfere with the operations of LESSEE .  LESSOR shall defend, indemnify and hold LESSEE harmless from any and all damages, claims or demands arising from injury to LESSOR, LESSOR’s agents or representatives or any third party, on the Property or on any access to the Property arising from or relating to LESSOR’s entry and inspection.

20. Title Information and Data.

On execution of this Agreement, LESSOR shall promptly make available to LESSEE and allow LESSEE to make copies of all title abstracts, documents, opinions and reports affecting the Property which LESSOR has in his possession or available to him, including copies of any plats and field notes of surveys of the Property.  LESSOR agrees to allow LESSEE to make copies of any exploration data, assays, logs, maps, geological, geochemical and geophysical surveys and reports that LESSOR may have in his possession, without charge.

21. Representation of Title.

21.1 With respect to the unpatented mining claims comprising all or a portion of the Property, LESSOR covenants, represents and warrants that, to the best of his knowledge, that:  (a) the claims were properly located in accordance with applicable Federal and state laws and regulations;  (b) all assessment work

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

requirements for the claims have been performed and all filings and recordings of proof of performance have been made properly and all Federal annual unpatented mining claim maintenance and rental fees have been paid properly and timely; (c)  the claims are in good standing and LESSOR has good title to and owns the entire undivided legal and equitable interest in the claims, as provided by and subject to the paramount title of the United States;  (d)  LESSOR has good right and full power to lease and to convey the interests described in this Agreement; (e) the claims are free and clear of all liens, claims and encumbrances except as otherwise provided in this Agreement; (f) LESSOR will defend title to the claims consistent with these representations and warranties.

21.2 With respect to the patented claim(s) comprising all or a portion of the property, LESSOR covenants, represents and warrants that, to the best of its knowledge, that the taxes have been paid and that the property is free of liens or encumbrances except for those taxes which may have accrued, but are not yet due.

22. Remedies for Defects in Title.

22.1 LESSEE's Remedies.  If LESSOR owns an interest in the Property which is less than the entire interest, except such lesser interests as are described in this Agreement, LESSEE may seek any remedies available to it at law or in equity, including, but not limited to, acquisition of any interest not owned by LESSOR, the proportionate restitution of any and all payments made by LESSEE pursuant to this Agreement, recovery of costs incurred by LESSEE pursuant to this Agreement, termination or rescission of this Agreement and recovery of damages incurred by LESSEE .  Additionally, in the event of LESSOR’s failure to promptly remedy any defects in title or to pay, when due, rents, mortgages or other liens against the Property, LESSEE shall have the right, but shall not be obligated, to remedy such defects or to pay such amounts. LESSEE shall have the right to offset and credit against payments due to LESSOR under this Agreement and any conveyance by which LESSOR reserves the Royalty all of LESSEE’s costs incurred and payments made to remedy such defects or to pay such amounts, including any and all costs incurred by LESSEE to acquire from any third party any interest in the Property or any portion of the Property.  If LESSEE acts to remedy such defects, such action shall not constitute an election of remedies on the part of LESSEE .

22.2 Adverse Claims / Escrow of Payments Pending Dispute.  If at any time a third party asserts a claim of ownership which originates prior to the Effective Date of this Agreement, in the Property or the Minerals, which is adverse to the interest of LESSOR, LESSOR will actively defend the title of the property and bear the costs of such defense, against any and all entries or claims which could result in an adverse possession or development of an interest or ownership interest adverse to those of LESSOR and / or LESSEE.  If LESSOR should fail to

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

actively defend title, then LESSEE may pursue such defense, and deduct the costs of that defense from payments due, or to become due to LESSOR.    If at any time a third party asserts an adverse claim which originates after the Effective Date, LESSEE will actively defend the title of the property and bear the costs of such defense, against any and all entries or claims which could result in an adverse possession or development of an interest or ownership interest adverse to those of LESSOR and / or LESSEE .  Any additional interests as may be acquired by or during any adverse ownership dispute or action shall be to the benefit of LESSOR and shall become a part of this Agreement.

23. Amendment and Relocation of Claims.

LESSEE shall have the right to amend or relocate in the name of LESSOR any of the unpatented mining claims subject to this Agreement, which LESSEE deems advisable to so amend or relocate.  Upon written authorization from LESSOR, LESSEE shall have the right to abandon any unpatented mining claims subject to this Agreement and relocate the lands formerly appropriated by abandoned mining claims as mill sites.  LESSOR appoints LESSEE as LESSOR’s lawful attorney-in-fact for the purpose of the location, amendment or relocation of any such claims.  All amended or new locations shall be part of the mining claims subject to this Agreement and the parties will promptly after amendment or location of such claims execute and deliver an addendum to this Agreement and an amended memorandum of this Agreement to such effect.

24. Covenants, Warranties and Representations.

Each of the parties covenants, warrants and represents for itself as follows:

24.1 Compliance with Laws.  That it has complied with all applicable laws and regulations of any governmental body, Federal, state or local, regarding the terms of and performance of its obligations under this Agreement.

24.2 Authority.  That it has the full right, title and authority to enter into this Agreement and to perform its obligations, and neither this Agreement, nor its performance,

violates or constitutes a default under the provisions of any other agreement to which it is a party or to which it is bound.

24.3 Performance of Obligations.  That it shall have performed, satisfied and complied with all covenants, agreements and conditions required by it on or before the Closing Date.

24.4 Costs.  That it shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

25. LESSOR’s Covenants, Representations and Warranties.

LESSOR covenants, represents and warrants as follows:

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

25.1 Noninterference.  LESSOR hereby covenants that LESSOR will not do or permit to be done any act, which would or might hinder or impair the rights of LESSEE to exercise any right granted to LESSEE under this Agreement. LESSOR acknowledges that the rights granted to LESSEE under this Agreement are exclusive to LESSEE , and LESSOR covenants that LESSOR will not enter into any agreement, contract, lease, option or other instrument for the grant to any other party of any rights to explore for, develop or mine any Minerals on the Property.

25.2 Estoppel Certificate.  On LESSEE’s written request, LESSOR will execute and deliver to LESSEE an Estoppel certificate, in form acceptable to LESSEE , whereby LESSOR confirms that this Agreement is in full force and effect and that there are no defaults by LESSOR or LESSEE under this Agreement.

25.3 Environmental Conditions.  LESSOR is not aware of nor has it received notice from any governmental agency of any condition existing on the Property or created by LESSOR, which is or might be a violation of any applicable Federal, state or local law, regulation or ordinance.

25.4 Non-Foreign Status.  LESSOR is not a "foreign person" as defined under §1445(f) of the Internal Revenue Code.  At LESSEE's request LESSOR shall furnish LESSEE an affidavit confirming his non-foreign status in such form as is reasonably required by LESSEE .

26. Termination

26.1  Termination by LESSOR.  In the event of any default or failure by LESSEE to comply with any of the covenants, terms or conditions of this Agreement, LESSOR shall be entitled to give LESSEE written notice of the default, specifying details of the same.  If such default is not remedied within thirty (30) days after receipt of the notice, provided the same can reasonably be done within that time, or, if not, if LESSEE has not within that time commenced action to cure the same or does not after such commencement diligently prosecute such action to completion, LESSOR may terminate this Agreement by delivering notice to LESSEE of LESSOR’s termination of this Agreement.  Termination shall not be based on a default or on a failure to remedy the same, which results from any cause beyond the reasonable control of LESSEE, including, without limitation, the force majeure provisions of this Agreement.  If LESSEE contests any alleged default, other than LESSEE’s failure to make the Minimum Payments, or to maintain the property in good standing and pay all taxes, fees and other charges, as and when due or specified in this Agreement, LESSEE may give written notice of such contest to LESSOR during the period allowed for LESSEE’s cure of any alleged default.  If LESSEE notifies LESSOR of LESSEE’s contest of the alleged default, LESSOR shall have no right to deliver notice of termination or to terminate this Agreement until such time as such alleged default and contest may be arbitrated pursuant to the Arbitration requirements as set forth in Section 37 herein below.

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

26.2 Termination by LESSEE.  LESSEE may at any time terminate this Agreement by giving written notice to LESSOR.  On or promptly after delivery of the notice of termination, LESSEE shall execute and deliver to LESSOR a written release of this Agreement in proper form for recording with Churchill County in the State of Nevada.  If LESSEE terminates this Agreement, LESSEE shall not be required to perform the obligations or the work requirement, if any, or pay the Minimum Payments which accrue or come due after the termination date, except as expressly provided in this Agreement.  In the event LESSEE terminates this agreement after the 1st of May, LESSEE shall be responsible for filing, recording and paying all claim maintenance fees and all real property taxes.

27. Partial Surrender of Mining Claims.

During the term of this Agreement, LESSEE may at any time surrender any unpatented mining claim, which constitutes part of the Property.  If during the term of this Agreement, LESSEE intends to surrender any unpatented mining claim, it shall give written notice to LESSOR.  Within sixty (60) days after LESSEE’s delivery of its written notification, LESSEE shall execute and deliver to LESSOR a recordable quitclaim deed of LESSEE’s right, title and interest in and to the mining claim(s) proposed to be surrendered.  Such quitclaim deed shall be in a recordable form acceptable to the Churchill County Recorder in the State of Nevada. Upon receipt LESSOR shall assume and perform all duties, obligations and responsibilities in respect of the mining claim(s) which accrue or arise after the date of  LESSEE’s delivery of the recordable quitclaim deed, and LESSOR shall defend, indemnify and hold harmless LESSEE from any claims, damages, liabilities, losses or responsibilities arising from or relating to LESSOR’s activities on, ownership, possession or use of the reconveyed mining claim(s).  Such partial surrender shall not result in any reduction of LESSEE’s other obligations under this Agreement, including, but not limited to the payment of Advance Minimum and production Royalty payments.

28. Entry After Termination.

LESSEE shall have one hundred and thirty five  (135) days after termination of this Agreement, to remove from the Property all buildings, structures, and equipment.  After termination of this Agreement, LESSEE shall have the right to enter on the Property, to perform any other obligations under this Agreement for the purpose of reclamation, remediation or restoration of the Property as required under any applicable Federal, state or local laws, regulations or ordinances. In the event LESSEE fails to remove from the Property all buildings, structures, and equipment, or to perform any other obligations under this Agreement for the purpose of reclamation, remediation or restoration of the Property as required under any applicable Federal, state or local laws, regulations or ordinances,  LESSEE shall pay to LESSOR as rental, a proportional amount equal to the advance Minimum Payments that would otherwise be due for that period which is in excess of one hundred and thirty five (135) days.

29. Data.

During the term of this Agreement, LESSEE will annually or more often if deemed

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

advisable by LESSEE, provide to LESSOR copies of all factual, interpretive and non-interpretive data, together with an Annual Report summarizing LESSEE’s activities and results for the preceding year.  Upon termination of this Agreement, LESSEE will deliver to LESSOR copies of all factual, interpretive and non-interpretive data, hard copy and digital raw and final compilations which have not previously been delivered to LESSOR including, but not limited to, all GIS data, geochemical rock and soil raw and final data, all geophysical raw and final data, all drilling raw data and final database compilations, sections, geologic maps, field data and notes, petrographic studies, thin sections, polished sections or other data related to the work performed on the Property.  Data will be made available in both paper and digital format. Digital raw data will be in a text delimited or MS Excel format  and if  the data in proprietary format, to the files will be extracted to formats compatible with readily available commercial software or to a format acceptable by Gold Range.

30. Confidentiality.

The data and information, including the terms of this Agreement, coming into the possession of LESSEE by virtue of this Agreement, shall be deemed confidential and shall not be disclosed to outside third parties except as may be required to publicly record or protect title to the Property or to publicly announce and disclose information under the laws and regulations of the United States or any state or local government or any country, or under the rules and regulations of any stock exchange on which stock of any party, or the parent or affiliates of any party, is listed. LESSEE agrees with respect to any public announcements or disclosures so required, including the announcement of the execution of this Agreement, if any, to inform LESSOR of the content of the announcement or disclosure in advance of its intention to make such announcement or disclosure in sufficient time to permit LESSOR to jointly or simultaneously make a similar public announcement or disclosure if the other parties so desire.  Nothing in this Agreement shall limit or restrict the right of LESSEE to provide, deliver or release to parent companies, companies with a common parent, subsidiary companies, affiliated or related companies and/or co-venturers the data and information, including the terms of this Agreement, coming into the possession of LESSEE by virtue of this Agreement.

31. Force Majeure.

The respective obligations of either party, except LESSEE’s obligation to pay the Minimum Payments, and perform the annual assessment work or pay the Federal annual mining claim maintenance or rental fees, and real estate taxes, required under this Agreement, shall be suspended during the time and to the extent that such party is prevented from compliance, in whole or in part, by war or war conditions, actual or potential, earthquake, fire, flood, strike, labor stoppage, accident, riot, unavoidable casualty, act or restraint, present or future, of any lawful authority, statute, governmental regulation or ordinance, environmental restrictions or conditions, permit or license approvals, act of God, act of public enemy, delays in transportation, or other cause of the same or other character beyond the reasonable control of such party.

32. Disputes not to Interrupt Operations.

Disputes or differences between the parties shall not interrupt performance of this

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

Agreement or the continuation of LESSEE’s operations.  In the event of any dispute or difference, operations may be continued, and settlements and payments may be made in the same manner as before such dispute or difference.

33. Memorandum of Agreement.

Upon execution of this Agreement, the parties shall execute and deliver a short form of this Agreement which shall be recorded in the office of the recorder of each county in which all or part of the Property is located.  The execution and recording of the memorandum of agreement shall not limit, increase or in any manner affect any of the terms of this Agreement, or any rights, interest or obligations of the parties.

34. Notices.

Any notices required or authorized to be given by this Agreement shall be in written form.  Any notices required or authorized to be given by this Agreement may be sent by registered or certified delivery, postage prepaid and return receipt requested, addressed to the proper party at the following address or such address as the party shall have designated to the other parties in accordance with this Section.  Any notice required or authorized to be delivered by this Agreement shall be deemed to have been sufficiently delivered or served in written form if:  (a) mailed in accordance with this Section; (b) personally delivered to the proper party; or (c) delivered by telex, telegraph, facsimile or other electronic transmission and actually received by such party.  Delivery of notice shall be effective on the first business day after the party deposits the notice for mailing or delivers the notice by the other means authorized in this Section, as applicable.

If to LESSOR:

Gold Range Company LLC

P. O. Box 21350

Carson City, Nevada 89721

If to LESSEE :

Duke Mountain Resources, Inc.

6805 Sundance Trail

Riverside, CA 92506

35. Binding Effect of Obligations.

This Agreement shall be binding upon and inure to the benefit of the respective parties and their successors and assigns.

36. Whole Agreement.

This Agreement supersedes all prior agreements between the parties. The whole agreement between the parties is written in this Agreement and in a memorandum of agreement of even date which is intended to be recorded.  There are no terms or conditions, express or implied, other than those expressly stated in this Agreement.  This

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

Agreement may be amended or modified only by an instrument in writing, signed by the parties with the same formality as this Agreement.

37. Governing Law.

This Agreement shall be construed and enforced in accordance with the laws of the state in which the Property is situated and the United States of America.

38. Multiple Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same Agreement.

39. Other Interests.

LESSOR hereby represents that LESSEE has not induced or caused LESSOR to terminate any previous license, lease agreement, or otherwise, for the Property subject to this Agreement, and/or to discontinue or interfere with a business relationship with any such licensee(s) or LESSEE(s), or otherwise. LESSOR agrees to defend, indemnify and hold harmless LESSEE against any and all claims, demands or suits for damages or injunctive relief which may be brought against LESSEE , incident to, arising from, in connection with or resulting from any such termination and/or discontinuance of a business relationship.

40. Severability.

If any part, term or provision of this Agreement is held by a court of competent jurisdiction to be illegal or in conflict with any law of the United States or any state, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be invalid.

41. Assignment.

LESSEE shall not sell, assign, or otherwise transfer any or all of its interest without first obtaining a written consent of such assignment or transfer from LESSOR, such consent not to be unreasonably withheld.  If LESSOR consents, and LESSEE assigns its interest under this Agreement, it shall be relieved of any obligations or liabilities under this Agreement which accrue after the effective date of the assignment, provided that LESSEE assures that any instrument of assignment executed by it expressly obligates the assignee to assume all of LESSEE’s obligations under this Agreement and LESSEE causes the assignee to expressly agree by execution of such instrument of assignment to assume and perform all obligations of LESSEE under this Agreement which accrue or arise after the assignment.

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

SIGNATURES

The parties have executed this Agreement on this _19_day of _December_, 2011.

Duke Mountain Resources, Inc.

By:/s/David Gamache_______

Title:__President_________________

Gold Range Company LLC

_/s/ Sam Nunnemaker_______

as Managing Member

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

NOTARY

STATE OF ____________________	)
______________________________	)ss.
COUNTY OF __________________	)

This Mining Lease Agreement was acknowledged before me on

 _______________, 2011,  by ___________________________

of  Duke Mountain Resources, Inc.

Notary Public ________________________

My commission expires:  _______________

NOTARY

STATE OF NEVADA	)
)ss.
COUNTY OF _______	)

This Mining Lease Agreement was acknowledged before me on

 ______________, 2011,  by ____________________________

of Gold Range Company LLC

Notary Public ________________________

My commission expires:  _______________

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

Exhibit A

Gold Range Company LLC

Tonya Group Claim Map & Area of Influence

T32 & 33N, T35E, MDBM

Pershing County, Nevada

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease

Exhibit B

Gold Range Company LLC

Tonya Group

Claims BLM & County Filings

24

Gold Range Company LLC-Duke Mountain Resources, Inc. Lease